Exhibit 2.5
                           CONTRACT FOR SALE OF ASSETS


                 THIS AGREEMENT is made and entered effective the 31st day of December, 1996, and is an agreement being by and between GREGORY K. CLEVELAND, P.C., a North Dakota professional corporation, which maintains its principal place of business at 109 North 4th Street, Bismarck, North Dakota, (hereinafter CLEVELAND); and BNC NATIONAL BANK, a federally chartered banking institution, which maintains its principal place of business at 322 East Main, Bismarck, North Dakota (hereinafter BNC).
                                    RECITALS:
                  WHEREAS, CLEVELAND is the owner of assets and goodwill through the operation of his accounting firm operating from its facilities in Bismarck, North Dakota.
                  WHEREAS, CLEVELAND desires to sell, transfer and assign to BNC and BNC desires to acquire from CLEVELAND, all of CLEVELAND's right, title and interest in and to all of those assets set forth and further described in the Exhibits which are attached hereto, said acquisition to be free from all liability and encumbrances whatsoever, and shall include the goodwill, the ongoing business and other assets associated therewith, whether tangible, intangible or otherwise, with it being the intent of the parties, by this agreement, to define the terms and conditions upon which CLEVELAND will sell and BNC will purchase the same.
                  NOW, THEREFORE, in consideration of the mutual covenants and conditions, it is agreed by and between the parties, as follows:

         1.0 Incorporation of Recitals. The recitals set forth above are incorporated herein by reference and are made a part of this agreement as if fully set forth herein and shall constitute an expression of the intent of the parties and as an aid in the construction of this agreement.

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         2.0      Description  of Assets  Sold and  Purchase  Price.  The assets which CLEVELAND shall sell to BNC, and which BNC shall purchase from CLEVELAND, shall be the following assets owned or used by CLEVELAND in conducting its accounting operations and which are represented in the categories of assets listed below in the paragraph 2.0 (hereinafter collectively referred to as "PROPERTY"):


                  2.1 Prepaid Expenses. All of CLEVELAND's prepaid expenses as of December 31, 1996 (PREPAID EXPENSES). PREPAID EXPENSES shall include all right, title and interest of CLEVELAND in and to software or other computer components (excluding computer hardware or supplies), whether or not the same have yet been delivered or received. The PREPAID EXPENSES shall be separately identified and set forth in EXHIBIT A, which is attached hereto and incorporated by reference herein, with the purchase price to be paid by BNC to CLEVELAND to be the dollar amount designated therein.

                 2.2 Accounts Receivable. All of CLEVELAND's accounts representing payments owing or to be owed by those clients as hereafter identified on the client list in the Exhibit so designated and are such sums as are due and owing as of December 31, 1996 (ACCOUNTS RECEIVABLE.) The ACCOUNTS RECEIVABLE shall be separately identified and set forth in Exhibit B, which is attached hereto and incorporated by reference herein, with the purchase price to be paid by BNC to CLEVELAND to be that dollar amount as individually indicated for clients and as thereafter totaled and set forth on Exhibit B.

                  2.3 Work in Process. All of the professionally related services being provided as of the execution of this agreement and continuing through December 31, 1996, and as identified in Exhibit C which is attached hereto and incorporated by reference herein (WORK IN PROCESS). The WORK IN PROCESS shall include the transfer and assignment of all working papers, documents, memoranda, correspondence and other files and information concerning each of the items set forth in the WORK IN PROCESS, including that which may exist as of the time of execution of the agreement or hereinafter generated through December 31, 1996. The purchase price which BNC shall pay CLEVELAND for WORK IN PROCESS shall be dollar amount as set forth for each of the individual clients as identified in Exhibit C and the amount as totaled thereinin.

                  2.4 Client List. Each and every client of CLEVELAND as the same are itemized and set forth in Exhibit D, which is attached hereto and incorporated by reference herein (CLIENT LIST). The parties recognize that the CLIENT LIST identifies specific clients of CLEVELAND as the same now exists and whether CLEVELAND is presently actively engaged to provide accounting services or has performed the same in the past on a periodic basis. Based upon the appraisal as made and provided by and between the parties, the purchase price which BNC

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                           shall pay  CLEVELAND for the CLIENT LIST shall be Two
                           Hundred Sixty-Five Thousand Dollars ($265,000). The parties agree that as an integral part of the consideration being paid by BNC for the CLIENT LIST is a sum representing all goodwill associated with the CLIENT LIST which is, by agreement of the parties, conveyed as a portion of this agreement and, additionally, with the sum of $1,000 out of the consideration being paid pursuant to the terms and
                           conditions  of  this   paragraph   representing   the
                           Covenant Not to Compete as more fully hereinafter stated.

                  2.5 Adjustments. The parties recognize and agree that the sums set forth in Exhibits A, B and C represent amounts calculated through November 30, 1996 and, further, that a final calculation for all of said Exhibits will be made during the month of January, 1997, representing a final calculation through December 31, 1996, with said amount then compensable on January 31, 1997.

         3.0 Payment of Purchase Price. The purchase price, as provided in paragraph 2.0, shall be paid by BNC to CLEVELAND as follows:


                  3.1 The sums as set forth in Exhibits A, B and C shall be paid, in full, at closing. The adjustment to said sums as set forth in paragraph 2.5 shall be payable by BNC to CLEVELAND or refundable by CLEVELAND to BNC, based upon such adjustments, on January 31, 1997.

                  3.2 The sum of Two Hundred Sixty-Four Thousand Dollars ($264,000) representing the purchase price for the CLIENT LIST and Goodwill associated therein, and as more fully set forth in Exhibit D, and the sum of $1,000 representing consideration for the Covenant Not to Compete, shall be due and payable, in full, by BNC to CLEVELAND on January 31, 1997.

                  3.3 Payment of the purchase price as set forth in either paragraph 3.1 or paragraph 3.2 shall be paid to CLEVELAND or as otherwise designated by CLEVELAND.

         4.0     Closing and Contingency to Close. The parties agree as follows:

                  4.1 The closing of this transaction shall take place at a location on or before December 31, 1996 and at such time mutually agreed upon by BNC and CLEVELAND. At the closing, CLEVELAND shall execute and deliver to BNC such bills of sale or other instruments as may be necessary to transfer to BNC the PROPERTY as hereinbefore identified and defined and shall deliver possession thereof to BNC. All such bills of sale and other instruments will contain the usual warranties and will effectively transfer to BNC full title to the same, free and clear of all liens, security interests and encumbrances.

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



                  4.2 The transfer of assets contemplated by this agreement is being accomplished contemporaneously with the sale and transfer of a partnership interest by Michael Schmitz, P.C. (SCHMITZ), to Gregory K. Cleveland, P.C., Seller herein, in that partnership known as Gregory K. Cleveland & Co. (the PARTNERSHIP). The closing of this transaction is contingent upon the accomplishment of a closing transferring any and all interests in the PARTNERSHIP by SCHMITZ to CLEVELAND. Documentation shall be provided BNC at the time of the closing of the transaction represented by this agreement substantiating that SCHMITZ has transferred any and all interests in the PARTNERSHIP to CLEVELAND, including the assets being conveyed hereby.


         5.0 Business Operations. The accounting operations of CLEVELAND sold and accompanying the PROPERTY conveyed hereby shall be surrendered and relinquished to BNC as of the close of business December 31, 1996.

         6.0 Tax Claims. CLEVELAND represents and warrants that no taxes are outstanding against its operations, with the PROPERTY transferred hereby and that any taxes related to its operations including, but not limited to, sales tax, state and federal income tax withholding, federal Social Security tax withholding, employment taxes and business, professional or license fees, have been paid, in full, through December 31, 1996, with CLEVELAND hereby agreeing to and hereafter indemnifying BNC from any responsibility, liability or loss for any such taxes not paid as a result of operations through December 31, 1996.

         7.0 Covenant Not to Compete. In consideration of the sum paid by BNC for this covenant as hereinbefore set forth, CLEVELAND, and its owner, Gregory K. Cleveland, individually, agree that for a period of five (5) years from and after December 31, 1996, they will not engage in any aspect of the accounting profession in Burleigh County, North Dakota, that in any manner whatsoever represents competition to the accounting purposes

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                  and  activities of BNC as it relates to the assets  including, but not limited to, the CLIENT LIST purchased hereby, with prohibited competition including, but not necessarily limited to, the use of the name Gregory K. Cleveland & Co., or any name deceptively similar thereto, and shall also include any participation, directly or indirectly, in the ownership, management, investing, assisting or other operation of any accounting business that carries on any similar business purpose or activity in Burleigh County, North Dakota, whether that activity originates in a center of location located in said County or is initiated outside of said County but is carried on, to any degree, within said area of this covenant. Notwithstanding the Covenant Not to Compete as set forth herein, it is the express agreement of the parties that it shall not be a violation of this covenant for Gregory K. Cleveland, individually, or in conjunction with other persons or legal entities, to carry on work related activities generally associated with the accounting profession and the assets transferred hereby, provided that such work related activity is associated with the ongoing endeavors of BNC, the holding company of BNC or any of the corporate affiliates either of the holding company or BNC and with such activity is carried out as an employee of said banking entities or on a consulting or other business relationship. The Covenant Not to Compete as set forth herein and including the exclusion to the same shall be binding upon and the exception applicable to Michael Schmitz who, by his signature appearing herein, agrees
                  to  this   covenant   and  the   exclusion   recognizing   and
                  representing that the goodwill paid hereunder is, in part, the
                  consideration   for   the   goodwill   being   sold   in  that
                  contemporaneous transaction between SCHMITZ and CLEVELAND.

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         8.0      Employees.  The parties agree as follows:

                  8.1 BNC has and may continue to elect to employ all of the present employees of CLEVELAND. By such acts, BNC is not binding itself to continue the employ of such persons or restricting itself from assigning other duties and responsibilities to any or all of such persons as it, in its sole discretion, sees fit. Any salaries, bonuses, commissions or other remuneration owing to any employees as of December 31, 1996, shall be and remain the sole and separate obligation of CLEVELAND, who shall indemnify and hold BNC harmless from any liability or loss occasioned thereby including, but not limited to, payroll taxes and the like. BNC shall be responsible to and hereby does assume the obligation to provide employee benefits to those employees of CLEVELAND that shall continue in the employ of BNC after the closing of this transaction, with that responsibility and assumption being as to any and all benefits in the form of vacation, sick leave, personal leave and the like, with such assumption and responsibility being for the same as they otherwise exist on the books and records of CLEVELAND as of December 31, 1996, with BNC thereafter entitled to modify any employment policies related to the same and as they affect the employees from and after January 1, 1997, other than benefits accrued through year end.

                  8.2 CLEVELAND maintains for the benefit of its employees a plan or plans of deferred compensation, 401(k), or the like. After January 1, 1997, BNC shall provide notice to CLEVELAND and the employees of CLEVELAND that shall become employed by BNC of the options concerning rollover of any presently existing deferred benefits. BNC shall be required to accept any rollover of such benefits as requested by the employees. The terms and conditions of any rollover shall be as reasonably required by BNC, with BNC thereafter entitled to provide deferred compensation benefits to such employees as it, in its sole discretion, sees fit.


         9.0 Representations by Cleveland. CLEVELAND makes the following representations and warranties to BNC, all of which shall survive the closing:

                  9.1 CLEVELAND is a duly recognized legal professional entity in the State of North Dakota operating as a professional accounting firm and has full power and authority to execute this agreement and carry out all terms and provisions as set forth herein.

                  9.2 CLEVELAND is the owner of and has good and marketable title to the PROPERTY conveyed hereby, free of all debts, liens, security interests and encumbrances, and shall be conveyed free of the same to BNC hereunder at closing.

                  9.3      There   are  no   judgments,   liens,   actions,   or
                           proceedings pending or threatened against the assets of CLEVELAND being conveyed hereby.

                  9.4 CLEVELAND has complied with the laws, rules and regulations relating to the business and PROPERTY and being conveyed hereby.

                  9.5 CLEVELAND has paid, or will pay, in full all liability incurred by it through December 31, 1996, of state and federal employee income tax withholding, federal social security tax withholding, employment taxes, unemployment insurance, sales and use taxes, business or license fees and any other business related taxes or governmental charges.

                  9.6 CLEVELAND states that, in its opinion, consideration be paid hereunder represents the reasonable fair market value of the assets transferred hereunder and that the appraisal obtained for the value of the assets transferred represents a free and voluntary opinion expressed by the individual performing the same.

                  9.7 CLEVELAND, and its principals, shall use their best efforts to assist BNC in keeping and promoting (i) the clients and continuing work represented thereby as set forth in Exhibit D; and (ii) continuing and collecting all accounts receivable and WORK IN
                           PROCESS as represented by Exhibits B and C, respectively.

                  9.8 The PROPERTY being sold hereby and as set forth herein and in the Exhibits attached hereto includes, but is not necessarily limited to, all records, files, client materials and other documents or records associated with the CLIENT LIST and the clients represented therein. It excludes any and all corporate records and documents provided, nevertheless, that BNC shall have access to the same upon advance notice to CLEVELAND and for reasonable business purposes.

         10.0     Representations    by    BNC.     BNC    makes   the following
                  representations   and   warranties  to CLEVELAND, all of which
                  shall survive the closing:

                  10.1 BNC is a duly recognized, federally chartered banking institution, lawfully carrying out its business in the State of North Dakota and has full power and authority to execute this agreement and carry out all terms and provisions as set forth herein including, but not limited to, continuation of the business associated with the assets being purchased hereby.

                  10.2 From and after the date of closing, BNC shall be responsible for and shall pay all advertising costs associated with any telephone yellow page advertising or other advertising presently in place and previously arranged by CLEVELAND.

                  10.3 BNC has received and reviewed a report of appraisal valuing the CLIENT LIST represented by Exhibit D and it is satisfied that the appraisal was freely and voluntarily completed and that the consideration being paid hereunder is consistent therewith and is appropriate in amount.

                  10.4 BNC shall be solely responsible for obtaining necessary consents to assignment of software and other computer related requirements involving copyright, tradenames, registration names or the like and, additionally, for purging and eliminating any software or aspects of computer operations being received from CLEVELAND that would otherwise represent copyright infringement, registration violations or the like.

                  10.5 The Covenant Not to Compete as it affects Michael Schmitz shall terminate and no longer be of any force and effect in the event BNC, in its discretion, terminates his employment.

                  10.6 LaRoy Baird, P.C., Attorneys at Law, have been retained by BNC and do operate on its behalf in all aspects of preparation and closing of this agreement.

                  10.7 BNC and the officer of it executing this agreement have full power and authority granted by the Board of Directors through resolution duly made and adopted consenting to and approving the transaction represented hereby, including the consideration to be paid.

                  10.8 The assets, including the CLIENT LIST and clients represented therein being purchased hereby represents assimilation of a professional accounting practice to the extent that it is associated with the assets transferred and BNC shall use reasonable business efforts to continue servicing said clientele and promoting and furthering the name and reputation of CLEVELAND as associated therewith.

                  10.9 The assets being transferred does not include any audit or review of clients, with BNC representing that it is aware that said audit or review clients are being sold and transferred by separate agreement to a third party.


         11.0 Risk of Loss. CLEVELAND assumes all risk of loss due to fire, theft or other casualty up to and through December 31, 1996, with BNC assuming and responsible for the same from and after said date. In the event of any such loss prior to such date, the obligation to close and fulfill all duties and responsibilities hereunder shall continue and remain in full force and effect provided, nevertheless, any and all insurance coverage provided for such loss shall belong to and become the property of BNC.

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



         12.0 Indemnity. As this agreement only provides for a purchase of assets, upon execution of this agreement, CLEVELAND, and its principal, individually, and its successors and assigns, agree to a and shall defend, indemnify and hold BNC, and its successors and assigns, harmless from any claims, demands, losses, and/or any lawsuits by any party as a result of any activity of CLEVELAND prior to December 31, 1996. As BNC shall continue providing professional accounting services to the CLIENT LIST of clients identified therein and as set forth herein from and after December 31, 1996, it, as well as its successors and assigns, agree to and shall defend, indemnify and hold CLEVELAND and its successors and assigns, harmless from any claims, demands, losses, and/or any lawsuits by any party as a result of any activity of BNC after December 31, 1996.

         13.0 Intent of Agreement. This agreement is not intended to create a partnership, joint venture or other type of business relationship between CLEVELAND and BNC.

         14.0 Construction. This agreement contains the entire agreement of the parties and the matters discussed herein, with the
                  Recitals as set forth at the beginning of this agreement becoming an integral part of the contractual relationship between the parties. Any matters pertaining to the construction and application hereof shall be governed by the laws of the State of North Dakota.

         15.0     Entire Agreement.  This   agreement   sets   forth  the entire
                  understanding of the parties and it may not be changed except in writing and signed by both parties.


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



         16.0 Binding Effect. This agreement shall be binding upon and inure to the benefit of, the parties hereto, and CLEVELAND, if not executed as an individual, then in all individuals that are partners, shareholders, directors or officers of CLEVELAND, and all of the respective successors and assigns of all parties hereto.

                  IN WITNESS WHEREOF,  the parties have signed this agreement in
duplicate   originals   effective   the  day  and  date  first  above   written,
notwithstanding execution at some later date.

GREGORY K. CLEVELAND, P.C.                  BNC NATIONAL BANK


By:  /s/ Gregory K. Cleveland               By:      /s/ Tracy Scott
    ------------------------------              --------------------------------
Its:        President                       Its:      Chairman/CEO
    ------------------------------              --------------------------------
                            *************************

                  The undersigned consents and agrees to accept all terms and conditions as set forth herein and to be bound to all obligations and remedies as provided herein or otherwise allowed by law.


Dated:   December 31   , 1996.                  /s/ Gregory K. Cleveland
       ----------------                  ---------------------------------------
                                         GREGORY K. CLEVELAND

                           **************************

                  The undersigned has read the foregoing and consents and agrees to be bound by the terms and conditions therein as they apply to him, individually, representing and agreeing that goodwill payable hereunder is equivalent to and as a result of goodwill paid to him under separate agreement referenced herein and as executed contemporaneously herewith, and further consenting to the Covenant Not to Compete as set forth.

Dated:  December 31, 1996.                        /s/ Michael Schmitz
      ---------------                     --------------------------------------
                                          MICHAEL SCHMITZ


                                       10